                                                                    EXHIBIT 99.1


(DOANE PET CARE LOGO)                        210 WESTWOOD PLACE SOUTH, SUITE 400
                                                             BRENTWOOD, TN 37027

--------------------------------------------------------------------------------
NEWS                                                       FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

       DOANE PET CARE REPORTS 2003 SECOND QUARTER AND SIX MONTHS RESULTS;
                          UPDATES FISCAL 2003 OUTLOOK

BRENTWOOD, TENNESSEE, JULY 30, 2003 - Doane Pet Care Company (the "Company") today reported results for its second quarter and six months ended June 28, 2003 and updated its outlook for the balance of fiscal 2003.

QUARTERLY RESULTS

For the three months ended June 28, 2003, the Company's net sales increased 14.8% (9.2% excluding the positive impact of the foreign currency exchange rate) to $234.5 million from $204.3 million recorded in the quarter ended June 29, 2002. The 2003 second quarter sales increase was primarily due to sales volume from new business awarded in 2002 and the favorable currency exchange rate between the dollar and the Euro.

The Company reported a net loss of $3.4 million for its 2003 second quarter compared to net income of $5.2 million for the 2002 second quarter. The positive impact on performance from higher sales volume was offset by higher commodity and natural gas costs. Second quarter 2003 net income (loss) was also impacted by SFAS 133 fair value accounting for the Company's commodity derivative instruments, which resulted in a $4.0 million period-over-period unfavorable impact on operating results.

Net cash provided by operating activities was $14.6 million for the 2003 second quarter compared to $20.2 million for the 2002 second quarter. This decrease was primarily due to the decline in net income (loss) as a result of higher commodity and natural gas costs, partially offset by a favorable change in working capital.

The Company believes cash flows from operating activities is the most directly comparable GAAP financial measure to the non-GAAP Adjusted EBITDA liquidity measure typically reported in its earnings releases. The calculation of Adjusted EBITDA is explained below in the section titled "Adjusted EBITDA Supplemental Information."

Adjusted EBITDA was $19.0 million in the 2003 second quarter compared to $24.4 million recorded in the 2002 second quarter primarily due to higher commodity and natural gas costs, as discussed above.

Doug Cahill, the Company's President and CEO, said, "Our global team exceeded our expectations in meeting our operational, service and cost containment objectives in the 2003 second quarter and we continued to post solid top line growth. Unfortunately, bottom line performance was impacted by higher commodity costs."

YEAR TO DATE RESULTS

For the six months ended June 28, 2003, the Company's net sales increased 16.5% (11.3% excluding the positive impact of the foreign currency exchange rate) to $494.4 million from $424.4 million recorded in the six months ended June 29, 2002. The year to date 2003 sales increase was primarily due to sales volume from new business awarded in 2002 and the favorable currency exchange rate between the dollar and the Euro.

The Company reported a net loss of $11.3 million for the first six months of 2003 compared to net income of $13.7 million for the 2002 six month period. The positive benefit on performance from higher sales volume in the 2003 six month period was offset by higher commodity and natural gas costs. The 2003 six month period also included an $11.1 million non-cash charge associated with the Company's debt refinancing completed during the first quarter of 2003. In addition, year to date 2003 net income (loss) was impacted by SFAS 133 fair value accounting for the Company's commodity derivative instruments, which resulted in a $10.3 million period-over-period unfavorable impact on operating results.

Net cash provided by operating activities was $14.7 million for the 2003 six month period compared to $58.7 million for the 2002 six month period. This decrease was primarily due to an unfavorable change in working capital and the impact of higher commodity and natural gas costs on net income (loss). The unfavorable change in working capital was primarily due to higher sales activity in the 2003 period, an $8.3 million interest payment in the 2003 period on the sponsor facility that was repaid in full with proceeds from the senior note offering in the first quarter of 2003 and an unusually favorable change in working capital in the 2002 period.

Adjusted EBITDA was $44.8 million in the first six months of 2003 compared to $50.9 million recorded in the first six months of 2002. Higher sales volume in the 2003 period was offset by higher commodity and natural gas costs, as discussed above.

2003 OUTLOOK AND GUIDANCE

Cahill continued, "Our ability to convert top line growth to the same level of earnings growth has been hampered by the higher commodity environment resulting from last year's drought. We anticipate this higher cost trend will continue through the third quarter of this year. Looking forward, we are cautiously optimistic that commodity prices will decline because the growing conditions in the U.S. for corn, soybeans and wheat are ideal thus far this season."

The Company said that it anticipates net sales growth in the range of 11% to 12% for the full year 2003. The Company also said that it expects the full year 2003 Adjusted EBITDA to be at the lower end of its previously forecasted range of $95 million to $105 million based upon the outlook for commodity prices.

The Company said it expects the comparable GAAP financial measure, cash flows from operating activities, to range between $14.7 million and $56.2 million for fiscal 2003. Cash flows from operating activities is difficult to project with more precision because of the potential volatility in commodity prices and the resulting impact on cash margin requirements for financial derivatives used to hedge certain commodities. This fact, combined with the possible temporary variability in the timing of cash receipts and disbursements, can have a significant impact on net working capital levels on any particular day and thus, cash flows from operating activities for the relevant period. For the full year 2003, the Company believes that net changes in working capital, which are reflected as changes in current assets and liabilities in the Adjusted EBITDA reconciliation table below, could vary from a positive $15 million on the high end to a negative $15 million on the low end due to the uncertainties described above.

In connection with the Company's outlook for full year 2003 Adjusted EBITDA, the Company assumed higher commodity and natural gas costs in fiscal 2003 over 2002 and an increase in employee related costs and distribution expenses, partially offset by the impact of increased sales volume, improved operating efficiencies at the Company's manufacturing plants and continued Project Focus initiatives. In addition to the possible temporary variability in working capital as described above in the Company's outlook for cash flows from operating activities, the Company also assumed cash income taxes of approximately $2 million, and variability in cash interest expense due to a portion of the Company's debt being subject to variable interest rates and a portion of the Company's debt being Euro-denominated debt and impacted by fluctuations in foreign currency exchange rates.

See the Adjusted EBITDA reconciliation table below for a reconciliation of the Company's outlook for full year 2003 Adjusted EBITDA to the outlook for full year 2003 cash flows from operating activities.

ADJUSTED EBITDA SUPPLEMENTAL INFORMATION

Adjusted EBITDA is a non-GAAP liquidity measure presented in this press release as a supplemental disclosure to cash flows from operating activities. Management believes that it is a useful presentation to investors in addition to GAAP cash flows from operating activities because of the significant impact working capital fluctuations can have on reported cash flows from operating activities. Management also believes Adjusted EBITDA is an analytical indicator of cash generated for purposes of assessing the Company's ability to service its debt and fund capital expenditures. In addition, management believes that Adjusted EBITDA is of interest to the Company's investors and lenders because it is the basis for the calculation of various financial covenant tests under the Company's senior credit facility. The Company's management uses Adjusted EBITDA to evaluate its business, to allocate resources and capital, and to measure performance for incentive compensation purposes.

However, Adjusted EBITDA should be considered in addition to, not as a substitute for, cash flows from operating activities. The Company has significant uses of cash flows, including capital expenditures, interest payments, income tax payments, debt principal repayments and other charges, which are not reflected in Adjusted EBITDA. The Company defines Adjusted EBITDA as cash flows from operating activities, including equity in joint ventures, before interest paid, income taxes paid, changes in working capital and certain other charges. These other charges include SFAS 133 accounting as well as charges associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.

A reconciliation of Adjusted EBITDA to GAAP net income (loss) and GAAP cash flows from operating activities is included as a table below.

FORWARD-LOOKING STATEMENTS

All statements in this press release, including without limitation those relating to our fiscal 2003 outlook and guidance, other than statements of historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially include without limitation: decreases or changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw materials and packaging, foreign currency exchange rate fluctuations, future investment returns in its pension plans, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including without limitation the Company's 2002 Annual Report on Form 10-K. We undertake no obligation to revise the forward-looking statements to reflect any future events or circumstances. All forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary statement.

ABOUT THE COMPANY

Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of private label pet food and the second largest manufacturer of dry pet food overall in the United States. The Company sells to over 600 customers around the world and serves many of the top pet food retailers in the United States, Europe and Japan. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, wet, treats and dog biscuits. For more information about the Company, including its SEC filings and past press releases, please visit www.doanepetcare.com

CONTACT: PHILIP K. WOODLIEF, VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
         TEL: (615) 373-7774


                             -four tables to follow-

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED             SIX MONTHS ENDED
                                                              --------------------------    --------------------------
                                                                June 28,       June 29,       June 28,       June 29,
                                                                  2003           2002           2003           2002
                                                              -----------    -----------    -----------    -----------
Net sales                                                     $     234.5    $     204.3    $     494.4    $     424.4
Cost of goods sold                                                  196.0          155.5          410.5          324.7
                                                              -----------    -----------    -----------    -----------
      Gross profit                                                   38.5           48.8           83.9           99.7
      % of sales                                                     16.4%          23.9%          17.0%          23.5%

Operating expenses:
    Promotion and distribution                                       12.8           13.1           27.2           26.4
    Selling, general and administrative                              12.4           11.5           24.5           22.6
    Amortization                                                      1.1            1.1            2.3            2.2
                                                              -----------    -----------    -----------    -----------
      Income from operations                                         12.2           23.1           29.9           48.5
Interest expense, net                                                14.9           16.5           28.9           29.8
Loss from debt extinguishment (1)                                       -              -           11.1              -
Other income, net                                                    (0.4)          (0.4)          (0.5)          (0.6)
                                                              -----------    -----------    -----------    -----------
      Income (loss) before income taxes                              (2.3)           7.0           (9.6)          19.3
Income tax expense                                                    1.1            1.8            1.7            5.6
                                                              -----------    -----------    -----------    -----------
      Net income (loss)                                       $      (3.4)   $       5.2    $     (11.3)   $      13.7
                                                              ===========    ===========    ===========    ===========


(1) The loss from debt extinguishment pre-tax charge of $11.1 million for the six months ended June 28, 2003 included: (i) a $4.0 million write-off of deferred financing costs, primarily related to the Company's senior credit facility; (ii) a charge of $7.6 million for the accretion of the Company's sponsor facility to face value; (iii) a charge of $6.2 million realized foreign currency translation loss as a result of retiring a portion of the Euro Term Loan Facility, which is a part of the Company's senior credit facility, with a corresponding credit to accumulated other comprehensive income; and (iv) a credit of $6.7 million for the reversal of the excess leverage fee accrual under the Company's senior credit facility.

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                                                       JUNE 28,     DECEMBER 28,
                                                                                         2003           2002
                                                                                      -----------   ------------
                                                                                      (UNAUDITED)    (AUDITED)
ASSETS

Current assets:
    Cash and cash equivalents                                                         $       7.9   $        7.6
    Accounts receivable, net                                                                118.5          129.3
    Inventories, net                                                                         62.5           63.6
    Deferred tax assets                                                                       4.9            5.9
    Prepaid expenses and other current assets                                                13.3            8.2
                                                                                      -----------   ------------
      Total current assets                                                                  207.1          214.6
Property, plant and equipment, net                                                          262.7          260.1
Goodwill and trademarks, net                                                                372.0          363.1
Other assets                                                                                 34.8           32.9
                                                                                      -----------   ------------
      Total assets                                                                    $     876.6   $      870.7
                                                                                      ===========   ============

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Current maturities of long-term debt                                              $       7.8   $        5.7
    Accounts payable                                                                         88.2           93.5
    Accrued liabilities                                                                      55.2           56.2
                                                                                      -----------   ------------
      Total current liabilities                                                             151.2          155.4

Long-term debt, excluding current maturities                                                562.4          548.3
Deferred tax liabilities                                                                      7.5            7.2
Other long-term liabilities                                                                   9.7           23.7
                                                                                      -----------   ------------
      Total liabilities                                                                     730.8          734.6
                                                                                      -----------   ------------
Senior Preferred Stock (Redeemable), 3,000,000 shares authorized,
  1,200,000 shares issued and outstanding                                                    84.1           77.6
                                                                                      -----------   ------------
Commitments and contingencies

Stockholder's equity:
    Common stock, $0.01 par value; 1,000 shares authorized,
      issued and outstanding                                                                    -              -
    Additional paid-in-capital                                                              115.7          115.7
    Accumulated other comprehensive income                                                   30.6            9.5
    Accumulated deficit                                                                     (84.6)         (66.7)
                                                                                      -----------   ------------
      Total stockholder's equity                                                             61.7           58.5
                                                                                      -----------   ------------
      Total liabilities and stockholder's equity                                      $     876.6   $      870.7
                                                                                      ===========   ============

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                     ------------------------------
                                                                                       June 28,          June 29,
                                                                                         2003              2002
                                                                                     ------------      ------------
Cash flows from operating activities:
    Net income (loss)                                                                $      (11.3)     $       13.7
    Items not requiring (providing) cash:
      Depreciation                                                                           15.1              12.8
      Amortization                                                                            2.8               2.8
      Deferred income tax expense                                                             0.8               5.0
      Non-cash interest expense                                                               3.0               6.1
      Equity in joint ventures                                                               (0.3)             (0.6)
      Loss from debt extinguishment                                                          11.1                 -
    Changes in current assets and liabilities                                                (6.5)             18.9
                                                                                     ------------      ------------
           Net cash provided by operating activities                                         14.7              58.7
                                                                                     ------------      ------------
Cash flows from investing activities:
    Capital expenditures                                                                     (9.6)             (6.5)
    Proceeds from sale of assets                                                              0.2               0.5
    Other, net                                                                               (1.9)             (0.6)
                                                                                     ------------      ------------
           Net cash used in investing activities                                            (11.3)             (6.6)
                                                                                     ------------      ------------
Cash flows from financing activities:
    Net repayments under revolving credit agreements                                        (15.0)            (38.0)
    Proceeds from issuance of long-term debt                                                210.4               9.7
    Principal payments on long-term debt                                                   (191.3)            (21.5)
    Payments for debt issuance costs                                                         (7.7)             (2.7)
                                                                                     ------------      ------------
           Net cash used in financing activities                                             (3.6)            (52.5)

Effect of exchange rate changes on cash and cash equivalents                                  0.5               0.6
                                                                                     ------------      ------------
           Increase in cash and cash equivalents                                              0.3               0.2

Cash and cash equivalents, beginning of period                                                7.6               6.0
                                                                                     ------------      ------------
Cash and cash equivalents, end of period                                             $        7.9      $        6.2
                                                                                     ============      ============

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


                       ADJUSTED EBITDA RECONCILIATION FOR
                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

HISTORICAL RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND CASH FLOWS
  FROM OPERATING ACTIVITIES:

                                                                     THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                               ------------------------------     ------------------------------
                                                                 June 28,          June 29,         June 28,          June 29,
                                                                   2003              2002             2003              2002
                                                               ------------      ------------     ------------      ------------
Net income (loss)                                              $       (3.4)     $        5.2     $      (11.3)     $       13.7
Adjustments to net income (loss):
    Interest expense, net                                              14.9              16.5             28.9              29.8
    Income tax expense                                                  1.1               1.8              1.7               5.6
    Depreciation                                                        8.0               6.5             15.1              12.8
    Amortization                                                        1.4               1.4              2.8               2.8
    SFAS 133 gain                                                      (3.0)             (7.0)            (3.5)            (13.8)
    Loss from debt extinguishment                                         -                 -             11.1                 -
                                                               ------------      ------------     ------------      ------------
           Adjusted EBITDA                                             19.0              24.4             44.8              50.9
                                                               ------------      ------------     ------------      ------------
Changes in current assets and liabilities                               6.9               2.0             (6.5)             18.9

Adjustments to net income (loss) which are changes
  in current assets and liabilities:
    Change in interest payable                                        (2.1)              3.4              2.1               0.6
    Change in income taxes payable                                       -              (0.5)            (0.5)             (0.6)
    SFAS 133 gain                                                      3.0               7.0              3.5              13.8

Adjustments to net income (loss) which require cash:
    Interest paid                                                     (11.8)            (15.7)           (28.0)            (24.3)
    Income taxes paid                                                  (0.2)                -             (0.4)                -

Equity in joint ventures                                               (0.2)             (0.4)            (0.3)             (0.6)
                                                               ------------      ------------     ------------      ------------
           Net cash provided by operating cash flows           $       14.6      $       20.2     $       14.7      $       58.7
                                                               ============      ============     ============      ============


RECONCILIATION OF THE OUTLOOK FOR FULL YEAR 2003 ADJUSTED EBITDA TO THE OUTLOOK
  FOR FULL YEAR 2003 CASH FLOWS FROM OPERATING ACTIVITIES:

                                                                                                  RANGE FOR FISCAL
                                                                                                    2003 OUTLOOK
                                                                                            ----------------------------
                                                                                               LOW                HIGH
                                                                                            ---------          ---------
Adjusted EBITDA full year 2003 outlook                                                      $    95.0    ---   $   105.0
Adjustments to Adjusted EBITDA full year 2003 outlook:
    Changes in current assets and liabilities                                                   (15.0)   ---        15.0
    Cash interest expense                                                                       (55.0)   ---       (53.5)
    Interest paid on the sponsor facility                                                        (8.3)   ---        (8.3)
    Cash income tax expense                                                                      (2.0)   ---        (2.0)
                                                                                            ---------          ---------
         Net cash provided by operating cash flows
           full year 2003 outlook                                                           $    14.7    ---   $    56.2
                                                                                            =========          =========

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